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                                                                     EXHIBIT 2.1

                        AGREEMENT AND PLAN OF CONVERSION


         AGREEMENT AND PLAN OF CONVERSION, dated as of March __, 1997, by and among SunSource Inc., a Delaware corporation (the "Corporation"); SunSource L.P., a Delaware limited partnership (the "Partnership"); LPSub Inc., a Delaware corporation ("LPSub"); Lehman/SDI, Inc. a Delaware corporation ("Lehman/SDI"); and the limited partners of SDI Partners I, L.P. ("GP Limited Partners").


                               B A C K G R O U N D

         The Partnership is a master limited partnership whose general partner is SDI Partners I, L.P. ("the General Partner") and whose Class A and Class B limited partnership interests ("A Interests" and "B Interests") are publicly held. Lehman/SDI is the general partner of the General Partner. The parties desire to convert the Partnership to corporate form (the "Conversion") and to that end have newly formed the Corporation and LPSub, a wholly-owned subsidiary of the Partnership. The Partnership owns the limited partnership interest in SDI Operating Partners, L.P. (the "Operating Partnership") with the general partnership interest of the Operating Partnership being owned by the General Partner.

         The parties have also newly formed SunSource Capital Trust, a Delaware statutory business trust (the "Trust"). The Corporation will contribute Junior Subordinated Debentures to the Trust in exchange for 11.6% Trust Preferred Securities (the "Trust Preferred Securities") and Trust Common Securities (the "Trust Common Securities").

         The parties desire to accomplish the Conversion through (i) the contribution by the Partnership of the limited partnership interest in the Operating Partnership to LPSub in exchange for shares of Class A Common Stock of LPSub; (ii) the contribution by Lehman/SDI of its general partnership interest in the General Partner to LPub in exchange for shares of Class B
Common Stock of LPSub; (iii) the contribution by the GP Limited Partners of their limited partnership interests in the General Partner to the Corporation in exchange for shares of Common Stock of the Corporation; and (iv) the merger provided for herein (the "Merger") by which the Partnership and LPSub will be merged into the Corporation and the A Interests will receive Trust Preferred Securities of the Trust and cash and the B Interests and Lehman/SDI will receive Common Stock of the Corporation.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                 THE CONVERSION

         SECTION 1.1 The Contributions. Immediately prior to the Effective Time ( as hereinafter defined) (i) the Partnership shall contribute the limited partnership interest in the Operating Partnership to LPSub in exchange for 1,000 shares of Class A Common Stock of LPSub; (ii) Lehman/SDI shall contribute its general partnership interest in the General Partner to LPSub in exchange for 1,000 shares of Class B Common Stock of LPSub; (iii) the GP Limited Partners shall contribute their limited partnership interests in the General Partner to the Corporation in exchange for an aggregate of 468,000 shares of Common Stock of the Corporation, provided that 75,000 of such shares shall be held in escrow until the second anniversary of the Effective Time and shall only be distributed to the GP Limited Partners if the Corporation is then current on distributions on the Trust Preferred Securities; and (iv) the Corporation shall contribute the limited partnership interests in the General Partner to a newly formed wholly owned subsidiary.

         SECTION 1.2 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Partnership and LPSub shall be merged with and into the Corporation (such parties to the Merger being sometimes

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hereinafter collectively referred to as the "Constituent Entities") pursuant to the Agreement of Merger attached hereto as Annex 1 (the "Merger Agreement") and the separate existence of the Partnership and LPSub shall cease. The
Corporation shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Delaware, and all rights, privileges, immunities and franchises of the Constituent Entities shall vest in the Surviving Entity and continue unaffected by the Merger.

         SECTION 1.3 Terms and Conditions of The Merger. The manner of converting the securities of the Constituent Entities shall be as set forth in
Section 5 of the Merger Agreement.

         SECTION 1.4 Timing

                  (a) Limited Partner Approval. The Partnership shall submit the proposal to convert to corporate form (the "Conversion Proposal") to its limited partners for approval and adoption at a meeting to be held as soon as practicable. In connection with such meeting, the Partnership shall take such reasonable steps as shall be necessary for the prompt preparation and filing by the Partnership of a proxy statement (the "Proxy Statement") under the Securities Exchange Act of 1934 (the "Exchange Act") and by the Corporation of a registration statement (the "Registration Statement") and prospectus (the "Prospectus") under the Securities Act of 1933 (the "Securities Act"), with the Securities and Exchange Commission ("SEC") and shall cause the Proxy Statement/Prospectus to be mailed to the limited partners of the Partnership as soon as practicable. Adoption of the Conversion Proposal requires (i) the approval of limited partners holding a majority of the outstanding A Interests and B Interests, each voting separately as a class, and (ii) the approval of unaffiliated limited partners (limited partners other than affiliates of the General Partner) holding a majority of the outstanding A Interests and B Interests held by unaffiliated limited partners, each voting separately as a class (the "Class Votes").

                  (b) Approval of Other Parties. The Partnership and Lehman/SDI, as stockholders of LPSub at the time of the Closing (as hereinafter defined) approve and adopt the Merger Agreement. The Partnership and the GP Limited Partners, as stockholders of the Corporation at the time of the Closing approve and adopt the Merger Agreement. LPSub, as general partner of the General Partner at the time of the Closing approves and adopts the Merger Agreement on behalf of the General Partner.

                  (c) Closing and Effective Time. Subject to the Conversion Proposal receiving the requisite approval by the limited partners and subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the later of (A) the business day following the meeting of the limited partners of the Partnership to consider and vote upon the Conversion Proposal or (B) the business day on which the last of the conditions set forth in Article IV is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at 10:00 A.M. (local time) at the offices of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, or at such other place or time as the parties hereto may agree. The Merger shall become effective as set forth in Section 3 of the Merger Agreement (the "Effective Time"). At the Closing, the contributions provided in Section 1.1 hereof shall be made and immediately thereafter a certificate of merger shall be filed in the Office the Secretary of State of Delaware.

                  (d) Certificate of Incorporation and Bylaws. From and after the Effective Time, and pursuant to the Merger, the Certificate of Incorporation and Bylaws of the Corporation as attached as Annexes 2 and 3, respectively, shall continue to be the Certificate of Incorporation and Bylaws of the Corporation as the surviving entity without change or amendment until further amended in accordance with the provisions thereof and applicable law.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.1 Representations and Warranties by the Partnership. The Partnership represents and warrants to the other parties that:

                  (a) Organization and Good Standing of the Partnership, the Operating Partnership and LPSub. Each of the Partnership and the Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. LPSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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                  (b) Capitalization. The sole general partner of the
Partnership is the General Partner and there are issued and outstanding 11,099,573 A Interests and 21,675,746 B Interests of the Partnership. The sole general partner of the Operating Partnership is the General Partner and the sole limited partner of the Operating Partnership is the Partnership. The authorized capital stock of LPSub consists of 1,001 shares of Class A Common Stock, par value $.01 per share, of which one share is outstanding and owned by the Partnership, and 1,000 shares of Class B Common Stock, of which no shares are outstanding.

                  There is no outstanding option, warrant or other agreement or commitment to which either the Partnership, the Operating Partnership or LPSub is a party or by which it is bound providing for the issuance of any additional securities of the Partnership, the Operating Partnership or LPSub.

                  (c) Authorization. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary partnership action on the part of the Partnership other than the approval of the Conversion Proposal by the limited partners of the Partnership and by all necessary corporate action on the part of LPSub. This Agreement has been duly executed and delivered by the Partnership and by LPSub and is enforceable against each of LPSub and the Partnership in accordance with its terms.

                  (d) Proxy Statement; Other Information. The Partnership represents that the Registration Statement, the Proxy Statement, the Schedule 13E-3 and all other filings with the SEC in connection with the Conversion comply in all material respects with the Securities Act and the Exchange Act, as the case may be, and that these materials do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (e) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Partnership and LPSub nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"); (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) pursuant to the Securities Act and the Exchange Act or the rules and requirements of any national securities exchange or the National Association of Securities Dealers, Inc., (B) the filing of a certificate of merger pursuant to the Revised Uniform Limited Partnership Act (the "Delaware RULPA") and the General Corporation Law of the State of Delaware (the "DGCL"), (C) filings under state securities laws or in connection with maintaining the good standing and qualification of the Corporation following the Effective Time, (D) Hart-Scott-Rodino Premerger Notification Act filings, if any or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on the Partnership or the Operating Partnership; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Partnership or the Operating Partnership is a party or by which the Partnership or the Operating Partnership or any of their respective assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on the Partnership or the Operating Partnership; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the Partnership or the Operating Partnership or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not in the aggregate have a material adverse effect on the Partnership or the Operating Partnership.

                  SECTION 2.2 Representations and Warranties by the Corporation. The Corporation represents and warrants to the other parties that:

                  (a) Organization and Good Standing of the Corporation and the Trust. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Trust is a statutory business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Capitalization. The authorized capital stock of the Corporation consists of 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none are outstanding, and 20,000,000 shares of Common Stock,

                                       -3-


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par value $.01 per share, of which 1,000 shares are outstanding and owned by the
Partnership. The authorized securities of the Trust consist of 4,217,837 shares of Trust Preferred Securities, of which none are outstanding, and 130,449 shares of Trust Common Securities, of which 1,000 shares are outstanding and owned by the Corporation.

                  There is no outstanding option, warrant or other agreement or commitment to which either the Corporation or the Trust is a party or by which it is bound providing for the issuance of any additional securities of the Corporation or the Trust except for the issuance by the Trust to the Corporation of 4,217,837 Trust Preferred Securities in exchange for Junior Subordinated Debentures and 130,449 Trust Common Securities for cash and except pursuant to this Agreement.

                  (c) Authorization. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Corporation. This Agreement has been duly executed and delivered by the Corporation and is enforceable against it in accordance with its terms.

                  (d) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Corporation nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Corporation's Certificate of Incorporation or Bylaws; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) pursuant to the Securities Act and the Exchange Act or the rules and requirements of any national securities exchange or the National Association of Securities Dealers, Inc., (B) the filing of a certificate of merger pursuant to the Delaware RULPA and the DGCL, (C) filings under state securities laws or in connection with maintaining the good standing and qualification of the Corporation following the Effective Time, (D) Hart-Scott-Rodino Premerger Notification Act filings, if any or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on the Corporation; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Corporation is a party or by which it or any of its assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on the Corporation; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the Corporation or any of its properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not in the aggregate have a material adverse effect on the Corporation.

         SECTION 2.3 Representations and Warranties by Lehman/SDI and the GP Limited Partners. Each of Lehman/SDI and the GP Limited Partners severally represents and warrants to the other parties that:

                  (a) Organization and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  (b) Authorization. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by it.

                  (c) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Agreement of Limited Partnership of the General Partner, the Partnership Agreement or its certificate of incorporation or bylaws, as the case may be; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (A) pursuant to the Securities Act and the Exchange Act or the rules and requirements of any national securities exchange or the National Association of Securities Dealers, Inc., (B) the filing of a certificate of merger pursuant to the Delaware RULPA and DGCL, (C) filings under state securities laws

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or in connection with maintaining the good standing and qualification of the
Corporation following the Effective Time, (D) Hart-Scott-Rodino Premerger Notification Act filings, if any or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on the General Partner or on it; (iii) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which it or the General Partner is a party or by which they or any of their assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on it or on the General Partner; or (iv) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to it or to the General Partner or any of its properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not in the aggregate have a material adverse effect on it or on the General Partner.

                  (d) Certain Agreements. Except as disclosed in the Registration Statement, (i) there are no agreements in effect between the General Partner or any of its affiliates, on the one hand, and the Partnership and the Operating Partnership, on the other; and (ii) there are no material written agreements in effect between Lehman Brothers or any of its affiliates, on the one hand, and any member of management, on the other.

                  (e) Ownership of Partnership Interests; Title. It is the owner of record and beneficially of the general or limited partnership interest in the General Partner. It has not received any notice of any adverse claim to the ownership of any such interest and does not have any reason to know of any such adverse claim that may be justified. On the Closing Date, it shall have good and transferable title to such interest, free and clear of all liens.

                                   ARTICLE III

                       ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 3.1 Legal Conditions to Conversion. Each of the parties hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Conversion.

         SECTION 3.2 Affiliates. Prior to the Closing Date the Partnership shall deliver to the Corporation a letter identifying all persons who are, at the time the Conversion Proposal is submitted for approval to the limited partners of the Partnership, "affiliates" of the Partnership for purposes of Rule 145 under the Securities Act. The Partnership shall use its best efforts to cause each such person to deliver to the Corporation on or prior to the Closing Date executed affiliates' letters in customary form.

         SECTION 3.3 Fees and Expenses. Whether or not the Conversion is consummated, all costs and expenses incurred by the Partnership in connection with this Agreement and the transactions contemplated hereunder shall be paid by the Partnership.

         SECTION 3.4 Stock Exchange Listing. The Corporation shall use its best efforts to cause the Trust Preferred Securities and Common Stock to be issued in the Conversion to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the Closing Date. The A Interests and the B Interests will be delisted at or immediately after the Effective Time.

         SECTION 3.5 Indemnification.

                  (a) The Partnership shall, and from and after the Effective Time, the Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, partner, shareholder, agent or fiduciary of the Partnership, the Operating Partnership, the General Partner, Lehman/SDI or the Corporation (the "Companies") or

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an affiliate of such person (collectively, the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation ("Proceeding") based in whole or in part out of the fact that such person is or was an officer, director, partner or shareholder of one or more of the Companies or an affiliate of such person, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") in each case to the full extent a partnership or a corporation is permitted under Delaware law to indemnify such persons or entities; and the Partnership (and after the Effective Time, the Corporation) will pay or reimburse expenses in advance of the final disposition of any such Proceeding to each Indemnified Party to the full extent permitted by law upon receipt of an undertaking to repay such expenses if and when requested to do so under applicable law. Without limiting the foregoing, in the event any such Proceeding is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them, (ii) the Partnership (and after the Effective Time, the Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Partnership (and after the Effective Time, the Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Partnership nor the Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 3.5, upon learning of any Proceeding, shall notify the Partnership (and after the Effective Time, the Corporation) (but the failure so to notify the Partnership or the Corporation, as the case may be, shall not relieve the Partnership or the Corporation from any liability which it may have under this Section 3.5 except to the extent such failure prejudices the indemnifying party) and shall deliver to the Partnership (and after the Effective Time, the Corporation) the undertaking referred to above. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (b) The provisions of this Section 3.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the Indemnified Party's heirs, representatives, successors and assigns.


                                   ARTICLE IV

                          CONDITIONS TO THE CONVERSION

         SECTION 4.1 Conditions to Each Party's Obligation to Effect the Conversion. The respective obligations of the parties to effect the Conversion shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                  (a) Representations and Warranties and Performance. The representations and warranties of each of the other parties herein contained shall be true and correct on the Closing Date with the same effect as though made at such time. Each of the other parties shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (b) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement.

                  (c) Limited Partner Approval. The Conversion Proposal shall have been approved and adopted by the requisite vote of the holders of the A Interests and B Interests pursuant to the Class Votes.

                  (d) Regulatory Approval. All authorizations, consents and permits required to perform this Agreement and the Merger Agreement shall have been obtained and the required statutory waiting period under the

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Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, shall have expired or been terminated.

                  (e) Registration Statement. The Registration Statement filed pursuant to Section 1.4 (a) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

                  (f) NYSE Listing. The Trust Preferred Securities and the Common Stock to be issued in the Conversion shall have been approved for listing on the NYSE upon official notice of issuance.

                  (g) Blue Sky Compliance. The Corporation shall have complied with all requirements of state securities or "blue sky" laws with respect to the issuance of the securities in the Conversion.

                  (h) Special Committee Determination. The Special Committee shall not have withdrawn its determination that the Conversion is fair to the holders of A Interests and B Interests.

                  (i) Fairness Opinion. The fairness opinion delivered to the Partnership by Smith Barney Inc. and included as an exhibit to the Proxy Statement/Prospectus shall not have been rescinded prior to the Closing Date.

                  (j) Tax Opinion. The tax opinion of Morgan, Lewis & Bockius LLP delivered to the Partnership and filed as an exhibit to the Registration Statement shall not have been rescinded prior to the Closing Date.

                  (k) Validity Opinion. The securities law opinion of Richards, Layton & Finger regarding the validity of the Trust Preferred Securities delivered to the Trust and filed as an exhibit to the Registration Statement shall not have been rescinded prior to the Closing Date.

                  (l) Available Financing. The Corporation shall have available financing to refinance existing senior debt on terms acceptable to the Corporation and the General Partner or shall have received approval of the Conversion by the existing senior lenders.

                  (m) Deferred Compensation Plan. The Corporation shall have received from Donald T. Marshall, John P. McDonnell and Norman V. Edmonson ("Management") undertakings to defer into the Deferred Compensation Plan for Key Employees of the Operating Partnership all payments due under the previous Deferred Compensation Plans and Long Term Performance Share Plan of the Operating Partnership.

                  (n) Changes in Applicable Law. There shall have been no material change, in effect or pending, in applicable law , including with respect to the taxation of the Conversion, the Corporation or the Trust Preferred Securities.

                  (o) Contribution Agreement. The Corporation shall have entered into a Contribution Agreement with Lehman Brothers Inc. on terms satisfactory to the parties hereto.

                  (p) Stockholders Agreement. The Corporation, Lehman Brothers Inc. and Donald T. Marshall, John P. McDonnell, Norman V. Edmonson, Harold J. Cornelius, Max W. Hillman and Joseph M. Corvino shall have entered into a Stockholders Agreement on terms satisfactory to the parties hereto.

                  (q) Registration Rights Agreement. The Corporation, certain affiliates of Lehman Brothers Inc. and Management shall have entered into a Registration Rights Agreement on terms satisfactory to the parties hereto.

                  (r) Escrow Agreement. The Corporation and the Escrow Agent shall have entered into an Escrow Agreement on terms satisfactory to the parties hereto.

                  (s) Resale Agreement. The Corporation, certain affiliates of Lehman Brothers Inc. and Management shall have entered into an greement regarding resale of the Corporation's Common Stock.

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                  (t) Other Documentation. The parties hereto shall have entered into such other agreements as are contemplated by the Conversion, including, without limitation, the Indenture and Declaration of Trust in respect of the Junior Subordinated Debentures and Trust Preferred Securities, on terms satisfactory to the parties hereto.

                                    ARTICLE V

                           TERMINATION AND ABANDONMENT

         SECTION 5.1 Termination and Abandonment. This Agreement may be terminated and the Conversion may be abandoned at any time prior to the Effective Time, whether before or after approval by the limited partners of the Partnership, by action of the Board of Directors of Lehman/SDI.

         SECTION 5.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Conversion Proposal by the limited partners of the Partnership, no amendment may be made which decreases the amount or changes the type of consideration to which the limited partners of the Partnership are entitled under this Agreement or otherwise materially adversely affects the rights of the limited partners of the Partnership without the further approval of the limited partners.

         SECTION 5.3 Waiver. Any time prior to the Effective Time, whether before or after the meeting referred to in Section 1.4(a), any party hereto may waive compliance with any of the agreements of any other party or with any conditions to the obligations of such party; provided, however, that after approval of the Conversion Proposal by the limited partners of the Partnership, no waiver may be given which materially adversely affects the rights of the limited partners of the Partnership without the further approval of the limited partners . Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by telecopy or facsimile transmission (with hard copy to follow), registered or certified mail, postage prepaid, or Federal Express or similar overnight delivery services addressed, in the case of all parties at

                  2600 One Logan Square
                  Philadelphia, PA 19103
                  Attn:    Norman V. Edmonson

with required copies to:

                  Morgan, Lewis & Bockius LLP
                  2000 One Logan Square
                  Philadelphia, PA 19103
                  Attn:  Donald A. Scott, Esq.

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY 10017
                  Attn:  Andrew R. Keller, Esq.

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




                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103-2793
                  Attn:  William G. Lawlor, Esq.

or such other address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or communication.

         SECTION 6.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 6.3 Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         SECTION 6.4 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

         SECTION 6.5 Cooperation. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

         SECTION 6.6 No Rights, Etc.. Nothing in this Agreement express or implied is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         SECTION 6.7 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts made and to be performed in that State.

         SECTION 6.8 Special Committee. Any determination by the Corporation or the General Partner that any of the conditions in Article IV hereof have been satisfied or waived, or any amendment of this Agreement, shall require the affirmative vote of the Special Committee (as defined in the Registration Statement).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Conversion to be duly executed as of the date first above written.



                                      SUNSOURCE INC.

                                      By
                                         --------------------------------
                                             Chairman


                                      SUNSOURCE L.P.

                                      By SDI Partners I, L.P.
                                        Its General Partner

                                      By Lehman/SDI, Inc.
                                        Its General Partner

                                      By
                                         --------------------------------
                                             Chairman



                                      PARTSUB INC.

                                      By
                                         --------------------------------
                                             President



                                      LEHMAN/SDI, INC.

                                      By
                                         --------------------------------
                                             President



                                      DOTMAR CORP.

                                      By
                                         --------------------------------
                                             President



                                      JPM CORP.

                                      By
                                         --------------------------------
                                             President

                                      NORVED CORP.

                                      By
                                         --------------------------------
                                             President


                                      DIACOR CORP.

                                      By
                                         --------------------------------
                                             President



                                      HJC CORP.

                                      By
                                         --------------------------------
                                             President



                                      MWH CORP.

                                      By
                                         --------------------------------
                                             President



                                      LJC CORP.

                                      By
                                         --------------------------------
                                             President



                                      CELAR CORP.

                                      By
                                         --------------------------------
                                             President

                                                                         ANNEX 1


                               AGREEMENT OF MERGER

                                       OF

                                 SUNSOURCE L.P.
                        (a Delaware limited partnership)

                                       AND

                                  PARTSUB INC.
                            (a Delaware corporation)

                                  WITH AND INTO

                                 SUNSOURCE INC.
                            (a Delaware corporation)


         AGREEMENT OF MERGER, dated as of ___________, 1997, by and among SunSource L.P., a Delaware limited partnership (the "Partnership"), LPSub Inc., a Delaware corporation ("LPSub"; and together with the Partnership, the "Disappearing Entities"), and SunSource Inc., a Delaware corporation (the "Corporation"), with reference to the following RECITALS:

         A. The Partnership is a Delaware limited partnership whose general partner is LPSub. Its limited partnership interests are publicly held, consisting of 11,099,573 Class A limited partnership interests ("A Interests") and 21,675,746 Class B limited partnership interests ("B Interests).

         B. LPSub is a Delaware corporation whose authorized and outstanding stock consists of 1,001 shares of Class A Common Stock, par value $.01 per share, all of which are owned of record and beneficially by the Partnership, and 1,000 shares of Class B Common Stock, par value $.01 per share, all of which are owned of record and beneficially by Lehman/SDI, Inc., a Delaware corporation.

         C. The Corporation is a Delaware corporation whose authorized capital stock consists of 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none are outstanding, and 20,000,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are outstanding and owned by the Partnership.

         D. The Corporation has organized SunSource Capital Trust, a Delaware statutory business trust (the "Trust"), which has authorized and issued 4,217,837 11.6% Trust Preferred Securities (the "Trust Preferred Securities") and 130,449 Trust Common Securities, all of which are owned by the Corporation.

         E. The partners of the Partnership and the Boards of Directors and stockholder of LPSub and the Corporation have approved and adopted resolutions approving and adopting this Agreement of Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA").

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

         1. Parties to Merger. The Disappearing Entities and the Corporation (such parties to the merger being hereinafter sometimes collectively referred to as the "Constituent Entities") shall effect a merger (the "Merger") in accordance with and subject to the terms and conditions of this Agreement of Merger (the "Agreement").

         2. Merger. At the Effective Time (as defined in Section 3 hereof), each of the Disappearing Entities shall be merged with and into the Corporation (which latter entity shall be, and is hereinafter sometimes referred to as, the "Surviving Entity").

         3. Filing and Effective Time. A certificate of merger and such other documents and instruments as are required by, and complying in all respects with, the DGCL and DRULPA shall be filed in the Office of the Secretary of State of Delaware. The Merger shall become effective, following the filing of all such documents and instruments, at 11:59 p.m. on __________, 1997 (the "Effective Time").

         4. Effect of Merger. At the Effective Time, the separate existence of each of the Disappearing Entities shall cease, the Surviving Entity shall continue to be a corporation organized and governed by the laws of the State of Delaware and the Merger shall have the effects provided therefor by the DGCL and DRULPA.

         5. Partnership Interests and Capital Stock. At the Effective Time:

                  (a) Each A Interest of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 0.38 share of Trust Preferred Securities and $1.30 in cash;

                  (b) Each B Interest of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 0.25 share of Common Stock of the Corporation;

                  (c) The shares of Class B Common Stock of LPSub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 538,000 shares of Common Stock;

                  (d) The shares of Class A Common Stock of LPSub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled; and

                  (e) No fractional interests shall be issued in the Merger but in lieu thereof each holder of A Interests shall be entitled to receive cash in an amount equal to the fraction of a share of Trust Preferred Securities to which the holder is otherwise entitled multiplied by the average closing price of the Trust Preferred Securities for the five trading days following the Effective Time and each holder of B Interests shall be entitled to receive cash in an amount equal to the fraction of a share of Common Stock to which the holder is otherwise entitled multiplied by the average closing price of the Common Stock for the five trading days following the Effective Time.

         6. Exchange of Certificates. Promptly after the Effective Time, the Corporation will mail to all limited partners of record a letter of transmittal containing instructions with respect to the surrender of depositary receipts for A Interests in exchange for certificates representing shares of Trust Preferred Securities and cash and the surrender of depositary receipts for B Interests in exchange for certificates representing shares of Common Stock. Upon surrender to the Corporation of one or more depositary receipts, together with a properly completed letter of transmittal, there will be issued and mailed to former limited partners of record at the Effective Time a certificate or certificates representing the number of shares of Trust Preferred Securities and cash or a certificate or certificates for shares of Common Stock to which such holder is entitled. From and after the Effective Time, each depositary receipt will evidence only the right to receive shares of Trust Preferred Securities and cash or shares of Common Stock. No distributions or dividends with respect to the Trust Preferred Securities or Common Stock payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered depositary receipts until such depositary receipts are surrendered for exchange, at which time accumulated distributions or dividends will be paid, without interest, subject to any applicable escheat laws.

         7. Further Assurances. Each of the Disappearing Entities shall at any time, or from time to time, as and when requested by the Surviving Entity, or by its successors and assigns, execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Entity, all such conveyances, assignments, transfers, deeds, or other instruments, and shall take, or cause to be taken, such further or other action as the Surviving Entity, or its successors and assigns, may deem required or convenient in order to evidence the transfer, vesting or devolution of any property, right, privilege, immunity, power or purpose, or to vest or perfect in or confirm to the Surviving Entity, or its successors and assigns, title to and possession of all the properties, rights, privileges, immunities, powers and purposes of the Disappearing Entities and otherwise to carry out the intent and purposes hereof.

         8. Termination. Notwithstanding approval by the partners and shareholders of the Constituent Entities of this Agreement, this Agreement may be terminated at any time prior to the Effective Time by action of the General Partner.

         9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.


         IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions approved and adopted by their respective partners and Boards of Directors and shareholder, have duly executed this Agreement of Merger as of the day and year first written above.

                                      SUNSOURCE L.P.

                                      By LPSub Inc.
                                        Its General Partner

                                      By
                                         --------------------------------
                                             President

                                      LPSUB INC.

                                      By
                                         --------------------------------
                                             President

                                      SUNSOURCE INC.

                                      By
                                         --------------------------------
                                             Chairman


                                       -3-